                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Charter Communications Holdings, LLC:

We consent to the use of our report dated March 1, 2005, except for note 24, as to which the date is September 28, 2005, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

St. Louis, Missouri
February 2, 2006